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                                                                       EXHIBIT 8

                          BRACEWELL & PATTERSON, L.L.P.
                        711 LOUISIANA STREET, SUITE 2900
                            HOUSTON, TEXAS 77002-2781



                                 April __, 2001



Kinder Morgan Management, LLC
Kinder Morgan Energy Partners, L.P.
Kinder Morgan, Inc.
One Allen Center, Suite 1000
500 Dallas Street
Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel to (i) Kinder Morgan Management, LLC, a Delaware limited liability company (the "Company"), in connection with the proposed offering by the Company of 9,000,000 shares (10,350,000 shares if the over-allotment option granted to the underwriters is exercised in full) of the Company representing limited liability company interests with limited voting rights (the "Shares"), (ii) Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the proposed sale by the Partnership of limited partnership interests denominated as i-units (the "i-units") to the Company for a portion of the net proceeds of the offering of the Shares, and (iii) Kinder Morgan, Inc., a Kansas corporation ("KMI"), in connection with the proposed (a) obligation of KMI (the "Exchange Feature") to deliver common units of the Partnership (the "Common Units") in exchange for Shares as specified in the Exchange Provisions to be attached as Annex A to the Amended and Restated Limited Liability Company Agreement of the Company (the "Amended LLC Agreement") to be dated as of the date of the closing of the offering of the Shares (the "Closing"), and (b) the obligation of KMI to purchase Shares (the "Purchase Obligation") in certain circumstances as specified in the Purchase Provisions to be attached as Annex B to the Amended LLC Agreement to be dated as of the Closing. A Registration Statement (as amended by Amendment No. 1 and Amendment No. 2 thereto, the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (1) by the Company on Form S-1 (Registration No. 333-55868) relating to the Shares, (2) by the Partnership on Form S-3 (Registration No. 333-55866) with respect to the i-units to be sold by the Partnership to the Company and the Common Units deliverable by KMI in exchange for the Shares pursuant to the Exchange Feature, and (3) by KMI on Form S-3 (Registration No. 333-55866) with respect to the Exchange Feature and the Purchase Obligation.

We have examined originals or copies of the Registration Statement and such other documents and

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Kinder Morgan Management, LLC
Kinder Morgan Energy Partners, L.P.
Kinder Morgan, Inc.
April __, 2001
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records as we have deemed necessary and relevant for the
purposes hereof. In addition, we have relied on certificates of officers of Kinder Morgan G.P., Inc., the general partner of the Partnership, and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as copies, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

All statements of legal conclusions in the Registration Statement under the caption "Income Tax Considerations Relating to the Shares and the Common Units," unless otherwise noted, constitute our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement and to the references to our firm under the heading "Income Tax Considerations Relating to the Shares and the Common Units" in the Prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations thereunder.


                                       Very truly yours,

                                       /s/ Bracewell & Patterson, L.L.P.

                                       Bracewell & Patterson, L.L.P.